Exhibit 10.2
[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.
AMENDMENT 1
to the
MANUFACTURING SUPPLY AGREEMENT
This Amendment (this “Amendment”) is entered into as of March 22, 2024 (“Amendment Effective Date”) between Arcutis Biotherapeutics, Inc. (“Arcutis”), and Bora Pharmaceuticals Services Inc. (“Bora”). Arcutis and Bora are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Arcutis and Bora have previously entered into a Manufacturing Supply Agreement with the execution date of November 8, 2023 (the “Agreement”); and
WHEREAS, Arcutis and Bora mutually desire to amend the terms and conditions of the Agreement.
NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each Party), and intending to be legally bound, the Parties agree as follows:
1.Definitions: Capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning as defined in the Agreement.
2.Amendments to Schedule 3: Schedule 3 of the Agreement is repealed and replaced in its entirety with the Attachment 1 of this Amendment.
3.Continuation of Agreement: Except as expressly provided in this Amendment, all other terms, conditions and provisions of the Agreement shall remain in full force and effect. To the extent that there is any conflict or inconsistency between the terms of this Amendment and the Agreement, the terms of this Amendment shall supersede and prevail.
4.Governing Law: This Amendment shall be binding on the Parties and their respective successors and assigns. This Amendment shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware, USA, without application of any law, rule or judicial precedent thereof that would require application of the laws of any other jurisdiction.
5.Entire Amendment: The Agreement (as amended by this Amendment) constitutes the entire agreement of the Parties hereto with respect to the subject matter, and supersedes all prior agreements and understandings, whether written or oral, with respect to the subject matter. This Amendment cannot be amended or modified except in writing, duly executed by all of the Parties.
6.Execution in Counterparts: This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. A counterpart executed by any Party may be delivered to the other Parties by facsimile or scanned email attachment and such delivery shall have the full force and effect of an original signature.
[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Amendment Effective Date.

Bora Pharmaceuticals Services Inc.

By:	/s/ Bobby Sheng

Name:	Bobby Sheng
Title:	CEO

Arcutis Biotherapeutics, Inc.

By:	/s/ Gregory Sukay

Name:	Gregory Sukay
Title:	Vice President, Manufacturing & Process Technologies

ATTACHMENT 1
SCHEDULE 3
FEES
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